     As filed with the Securities and Exchange Commission on June 4, 1998
                        Registration No. 333-__________

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                            ________________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                         HARRY'S FARMERS MARKET, INC.
             (Exact name of registrant as specified in its charter)

            GEORGIA                                            58-2037452
  (State or other jurisdiction of                          (I.R.S. Employer
  incorporation or organization)                         Identification Number)

                            1180 UPPER HEMBREE ROAD
                             ROSWELL, GEORGIA 30076
                                 (770) 667-8878
            (Address, including zip code, and telephone number of
                         principal executive offices)

               50,000 STOCK OPTIONS GRANTED TO ROBERT C. GLUSTROM
                 10,000 STOCK OPTIONS GRANTED TO JOHN D. BRANCH
                           (Full title of the plans)


                                                                               COPY TO:
                   HARRY A. BLAZER                                       JOHN L. LATHAM, ESQ.
             HARRY'S FARMERS MARKET, INC.                                 ALSTON & BIRD LLP
               1180 UPPER HEMBREE ROAD                             1201 WEST PEACHTREE STREET, N.W.
                ROSWELL, GEORGIA 30076                               ATLANTA, GEORGIA 30309-3424
                    (770) 667-8878                                          (404) 881-7823
  (Name, address, including zip code, and telephone
 number, including area code, of agent for service)

                              ___________________

                        CALCULATION OF REGISTRATION FEE


===================================================================================================================
                                                           Proposed                Proposed
    Title of Securities            Amount to               Maximum                 Maximum             Amount of
      to be Registered         be Registered (1)        Offering Price            Aggregate         Registration Fee
                                                        Per Share (2)         Offering Price (2)
--------------------------------------------------------------------------------------------------------------------


Options and underlying           60,000 shares           $3.00                      $180,000             $54.00
 Class A Common Stock, no
 par value per share
--------------------------------------------------------------------------------------------------------------------

                         (footnotes on following page)

  (1) The 60,000 shares of Common Stock being registered hereby include (i) 50,000 shares authorized for issuance upon exercise of stock options granted to Robert C. Glustrom and (ii) 10,000 shares authorized for issuance upon exercise of stock options granted to John D. Branch. Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also includes an indeterminate number of additional shares that may become issuable pursuant to the antidilution adjustment provisions of the options.

  (2) Determined for purposes of calculating the registration fee pursuant to Rule 457(h) based on the exercise price of the Options.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

       The documents constituting Part I of this Registration Statement will be sent or given to participants in the Plans as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").

                                    PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

       The following documents are incorporated by reference into this Registration Statement and are deemed to be a part hereof from the date of the filing of such documents:

       (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended January 28, 1998 as filed with the Securities and Exchange Commission.

       (2) The description of Common Stock contained in the Registrant's Registration Statement on Form 8-A, dated April 2, 1993, including all amendments or reports filed for the purpose of updating such description.

       (3) All documents subsequently filed by the Registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold.

       Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

       Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

       The legality of the Common Stock registered hereby has been passed upon by Alston & Bird LLP, counsel to the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

       As provided under Georgia law, the Company's Articles of Incorporation provide that a director shall not be personally liable to the Company or its stockholders for monetary damages for breach of duty of care or any other duty owed to the Company as a director, except that such provision shall not eliminate or limit the liability of a director (a) for any appropriation, in violation of his duties, of any business opportunity of the Company, (b) for acts or omissions which involve intentional misconduct or a knowing violation of law, (c) for unlawful corporate distributions, or (d) for any transaction from which the director received an improper personal benefit.

       Article VI of the Company's By-Laws provides that the Company shall indemnify a director who has been successful in the defense of any proceeding to which he was a party or in defense of any claim, issue or matter therein because he is or was a director of the Company, against reasonable expenses incurred by him in connection with such defense.

       The Company's By-Laws also provide that the Company is required to indemnify any director, officer, employee or agent made a party to a proceeding because he is or was a director, employee or agent against liability incurred in the proceeding if he acted in a manner he believed in good faith or to be in or not opposed to the best interests of the Company and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Determination concerning whether or not the applicable standard of conduct has been met can be made by (a) a disinterested majority of the Board of Directors, (b) a majority of a committee of disinterested directors, (c) independent legal counsel, or (d) an affirmative vote of a majority of shares held by disinterested stockholders. No indemnification may be made to or on behalf of a director, officer, employee or agent (i) in connection with a proceeding by or in the right of the Company in which such person was adjudged liable to the Company or (ii) in connection with any other proceeding in which such person was adjudged liable on the basis that personal benefit was improperly received by him.

       The Company may, if authorized by its stockholders by a majority of votes which would be entitled to be cast in a vote to amend the Company's Articles of Incorporation, indemnify or obligate itself to indemnify a director, officer, employee or agent made a party to a proceeding, including a proceeding brought by or in the right of the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

       Not Applicable.

Item 8.    Exhibits

       The exhibits included as part of this Registration Statement are as follows:


       Exhibit Number                  Description
       --------------                  -----------

             5.1                   Opinion of Counsel

            10.1 Robert C. Glustrom Non-Employee Director Non-Qualified Stock Option Agreement

            10.2 John D. Branch Non-Employee Director Non-Qualified Stock Option Agreement

            23.1                   Consent of Counsel (included in Exhibit 5.1)

            23.2                   Consent of Independent Public Accountants

            24.1 Power of Attorney (contained in Part II at page II-5)

ITEM 9.    UNDERTAKINGS

       (a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
     Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's articles of incorporation, bylaws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                         (signatures on following page)

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roswell, State of Georgia, on June 3, 1998.


                                 HARRY'S FARMERS MARKET, INC.
                                 (Registrant)

                                 By: /S/ HARRY A. BLAZER
                                     -------------------
                                     Harry A. Blazer
                                     President and Chief Executive Officer

       Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Harry A. Blazer and John L. Latham, and either of them (with full power in each to act alone), as true and lawful attorneys-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                  Capacity                     Date
        ---------                  --------                     ----

   /S/ HARRY A. BLAZER      Director, President, and       June 3, 1998
   ----------------------   Chief Executive Officer
   Harry A. Blazer          (Principal Executive Officer)



   /S/ TERRY L. RANSOM      Director                       June 3, 1998
   ----------------------
   Terry L. Ransom



   /S/ JOHN D. BRANCH       Director                       June 3, 1998
   ------------------
   John D. Branch

   /S/ ROBERT C. GLUSTROM   Director                       June 3, 1998
   -----------------------
   Robert C. Glustrom



   /S/ WILLIAM J. HORVATH   Director                       June 3, 1998
   -----------------------
   William J. Horvath



   /S/ HAROLD C. WIESSMAN   Chief Financial Officer        June 3, 1998
   ----------------------   (Principal Financing and
   Harold C. Weissman       Accounting Officer)

                                 EXHIBIT INDEX
                                       TO
                       REGISTRATION STATEMENT ON FORM S-8


       Exhibit Number              Description
       --------------              -----------

             5.1                   Opinion of Counsel

            10.1 Robert C. Glustrom Non-Employee Director Non-Qualified Stock Option Agreement

            10.2 John D. Branch Non-Employee Director Non-Qualified Stock Option Agreement

            23.1                   Consent of Counsel (included in Exhibit 5.1)

            23.2                   Consent of Independent Public Accountants

            24.1 Power of Attorney (contained in Part II at page II-5)